UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2007

TRANSWITCH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25996	06-1236189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Enterprise Drive

Shelton, Connecticut 06484

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 929-8810

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Exchange and Purchase Agreement

On July 6, 2007, TranSwitch Corporation (the “Company”), pursuant to separate exchange and purchase agreements, each dated June 29, 2007 (“Exchange Agreements”) with certain holders of the Company’s 5.45% Convertible Plus Cash NotesSM due 2007 (“Existing Notes”), completed its exchange of $21,246,000 aggregate principal amount of its Existing Notes for an equal principal amount of new 5.45% Convertible Notes due September 30, 2010 (the “New Notes”) and issuance of an additional $3,767,000 aggregate principal amount of New Notes for an equal amount of cash (the “Exchange”) in a private offering pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Company will use the net proceeds from the Exchange for working capital purposes.

The foregoing description of the Exchange Agreements are qualified in their entirety by reference to the full text of a form of the Exchange Agreements, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

New Notes and Indenture

The New Notes were issued under an indenture dated July 6, 2007 (the “Indenture”) by and among the Company and U.S. Bank National Association, as trustee. The New Notes will mature on September 30, 2010 and are convertible into shares of the Company’s common stock.

The New Notes will bear interest at a rate of 5.45% per annum. The Company will pay interest semiannually in arrears on March 31 and September 30 of each year, commencing on September 30, 2007. At any time after July 6, 2009, the Company will have the option to redeem all or any portion of the New Notes at a redemption price equal to 100% of the principal amount together with accrued and unpaid interest; provided, however, that the New Notes will not be redeemable during such period unless the closing price per share of the Company’s common stock exceeds 150% of the conversion price for at least 20 trading days within a period of 30 consecutive trading days ending within five trading days immediately preceding notice to the holders of the New Notes of the Company’s redemption of the New Notes.

The initial conversion rate of the New Notes is 472.1435 shares of common stock per $1,000 principal amount of the new notes (which is equivalent to an initial conversion price of approximately $2.118 per share), subject to adjustment upon the occurrence of certain events. This represents a conversion premium of approximately 15.74% relative to the closing bid price of the Company’s common stock on the Nasdaq Global Market on June 29, 2007.

Upon the occurrence of a Change of Control (as such term is defined in the Indenture) of the Company, each of the holders of the New Notes has the right at each holder’s option to require the Company to repurchase all of the holder’s New Notes, or any portion of the principal amount thereof, at a purchase price that is equal to 100% of the principal amount plus interest, accrued and unpaid to the date of repurchase.

The Indenture contains certain covenants that limit, among other things, the Company’s ability to incur additional debt. The covenants are subject to a number of important exceptions and qualifications set forth in the Indenture.

The Indenture provides for certain customary events of default, including failure to make payments in respect of the principal amount of the New Notes, failure to make payments of the interest on the New Notes when it becomes due and payable, failure to comply with certain covenants and agreements, failure to file certain periodic reports, and certain events of bankruptcy or insolvency. An event of default under the Indenture will allow the trustee or the holders of at least 25% in principal amount of the then-outstanding New Notes to declare the principal of and accrued but unpaid interest on the New Notes to be due and payable immediately.

The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Registration Rights Agreement

The holders of the New Notes are entitled to the benefits of a registration rights agreement dated July 6, 2007 by and among the Company and the Initial Purchasers named therein (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission as soon as reasonably practical after the Closing Date (as defined the Registration Rights Agreement), but in no event later than 30 days after the Closing Date, for the New Notes and the shares of common stock into which the New Notes are converted or convertible. Under the Registration Rights Agreement, the Company agrees to pay the holders of the New Notes liquidated damages in certain circumstances.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information provided in Item 1.01 of this Current Report Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report Form 8-K is hereby incorporated by reference into this Item 3.02. The issuance of the New Notes and the underlying shares of common stock have not been registered under the Securities Act in reliance on an exemption under Rule 506 of Regulation D.

Item 7.01	Regulation FD Disclosure.

On July 6, 2007, the Company issued a press release announcing the Exchange. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Indenture dated July 6, 2007 by and among TranSwitch Corporation and U.S. Bank National Association, as trustee.

10.1	Form of Exchange and Purchase Agreement, dated as of June 29, 2007.

10.2	Registration Rights Agreement dated July 6, 2007 by and among TranSwitch Corporation and the Initial Purchasers named therein.

99.1	Press release dated July 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSWITCH CORPORATION

July 6, 2007	By:	/s/ Theodore Chung
	Name:	Theodore Chung
	Title:	Vice President and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture dated July 6, 2007 by and among TranSwitch Corporation and U.S. Bank National Association, as trustee.

10.1	Form of Exchange and Purchase Agreement, dated as of June 29, 2007.

10.2	Registration Rights Agreement dated July 6, 2007 by and among TranSwitch Corporation and the Initial Purchasers named therein.

99.1	Press release dated July 6, 2007